Exhibit (h)(1)

DISTRIBUTION AGREEMENT

THIS AGREEMENT is made and entered into as of [∙], 2026, by and between Pragmatic Meridian Global Fund, a Delaware statutory trust (the “Fund”) and Foreside Financial Services, LLC, a Delaware limited liability company (the “Distributor”).

WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company, and is authorized to issue shares of beneficial interest (“Shares”);

WHEREAS, the Fund desires to retain the Distributor as its principal underwriter in connection with the offering of the Shares;

WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

WHEREAS, this Agreement has been approved by a vote of the Fund’s board of trustees (the “Board”) in accordance with the requirements of the 1940 Act, as such requirements may be modified by rule, regulation, order or guidance of the U.S. Securities and Exchange Commission (the “SEC”) or its staff; and

WHEREAS, the Distributor is willing to act as principal underwriter for the Fund subject to the terms and conditions set forth below.

NOW THEREFORE, in consideration of the mutual promises and undertakings set forth herein, the parties agree as follows:

1.              Appointment of Distributor. The Fund hereby appoints the Distributor as its principal underwriter for the distribution of Shares of the Fund, on the terms and conditions set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2.              Services and Duties of the Distributor.

A.              The Distributor agrees to act as the Fund’s principal underwriter for the distribution of the Shares, upon the terms described in the Prospectus. As used in this Agreement, the term “Prospectus” shall mean the then-current prospectus, including the statement of additional information, as both may be amended or supplemented, and included in the currently effective registration statement or post-effective amendment thereto (the “Registration Statement”) of the Fund under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act.

B.              During the continuous public offering of Shares, the Distributor shall distribute the Shares on a best efforts basis, meaning that the Distributor shall not be obligated to sell any certain number of Shares. All orders for Shares shall be made through financial intermediaries or submitted directly to the Fund or its designated agent. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus. The Fund or its designated agent will confirm orders and subscriptions upon receipt, will make appropriate book entries and, upon receipt of payment, will issue the appropriate number of Shares in uncertificated form.

C.              The Distributor shall maintain membership with the National Securities Clearing Corporation (“NSCC”), Depository Trust and Clearing Corporation (“DTCC”) and any other similar successor organizations to sponsor a participant number for the Fund so as to enable the Shares to be traded through NSCC’s Fund/SERV System (“FundSERV”) or DTCC’s Alternative Investment Product Services (“AIP”), as applicable. The Fund acknowledges and agrees that the Distributor shall not be responsible for any operational matters associated with the FundSERV or Networking services within your NSCC account, including but not limited to taking orders from financial intermediaries. In addition, if AIP is applicable, the Distributor will serve as Non-Settling AIP sponsor and shall not be responsible for any operational matters associated with trades or subscription to AIP services of DTCC transactions.

D.              The Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations regarding the Fund other than as contained in the Prospectus and any Fund marketing materials (“Marketing Materials”) specifically approved by the Fund or the investment adviser to the Fund.

E.              The Distributor agrees to review all proposed Marketing Materials provided by the Fund for compliance with applicable SEC and FINRA advertising rules and regulations and shall timely file with FINRA those Marketing Materials it believes are in compliance with such applicable laws and regulations. The Distributor agrees to furnish to the Fund any comments provided by regulators with respect to such Marketing Materials.

F.               At the request of the Fund, the Distributor shall enter into the Standard Dealer Agreement (as defined below), and may, in its discretion, enter into non-standard dealer agreements with financial intermediaries as the Fund may select, in order that such financial intermediaries may sell Shares of the Fund. The Fund’s form of dealer agreement and/or selling agreement shall be in a form similar to that attached at Exhibit B (“Standard Dealer Agreement”). Fund shall ensure that the Fund’s Standard Dealer Agreement is approved by the Board.

G.              The Fund acknowledges and agrees that the Distributor shall not be obligated to make any payments to any broker-dealers, other financial intermediaries or other third parties, unless (i) the Distributor has received an authorized corresponding payment from the Fund, which payment may be pursuant to a distribution and/or servicing plan adopted pursuant to Rule 12b-1 under the 1940 Act (“Plan”) and (ii) if the payment is pursuant to a Plan, such Plan been approved by the Board.

H.              The Distributor shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board, including reports regarding the use of 12b-1 payments received by the Distributor, if any.

I.              The Distributor agrees to maintain and preserve for the periods prescribed by Rule 31a-2 under the 1940 Act, such records as are required to be maintained by Rule 31a-1(d) under the 1940 Act. The Distributor agrees that all records which it maintains pursuant to the 1940 Act for the Fund shall at all times remain the property of the Fund, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request; provided, however, that Distributor may retain all such records required to be maintained by Distributor pursuant to applicable FINRA or SEC rules and regulations.

J.              The Distributor agrees to maintain compliance policies and procedures (a “Compliance Program”) that are reasonably designed to prevent violations of the Federal Securities Laws (as defined in Rule 38a-1 of the 1940 Act) with respect to the Distributor’s services under this Agreement, and to provide any and all information with respect to the Compliance Program, including without limitation, information and certifications with respect to material violations of the Compliance Program and any material deficiencies or changes therein, as may be reasonably requested by the Board or the Fund’s Chief Compliance Officer.

K.              The services furnished by the Distributor hereunder are not to be deemed exclusive and the Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

L.              Notwithstanding anything herein to the contrary, the Distributor shall not be required to register as a broker or dealer in any specific jurisdiction or to maintain its registration in any jurisdiction in which it is now registered.

M.              To the extent permitted by law, the Distributor shall promptly notify the Fund of the commencement of any material litigation or proceedings against the Distributor or any of its managers, officers or directors in connection with the issue and sale of any of the Shares.

N.              The Distributor undertakes to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor.

3.              Duties of the Fund.

A.              The Fund agrees to repurchase Shares tendered by shareholders of the Fund in accordance with the Fund’s obligations in the Fund’s Registration Statement and any repurchase offer or tender offer filed with the SEC. The Fund reserves the right to suspend such repurchase right upon written notice to the Distributor.

B.              The Fund shall take, or cause to be taken, all necessary action to register the Shares under the federal and all applicable state securities laws and to maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated. The Fund authorizes the Distributor to use the Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of Shares.

C.              The Fund agrees to advise the Distributor promptly in writing:

(i)	of any material action, correspondence, or other communication by the SEC or its staff relating to the Fund, including requests by the SEC for amendments to the Registration Statement or Prospectus;

(ii)	in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

(iii)	of the happening of any event which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading;

(iv)	in the event that it determines to suspend the sale of Shares at any time in response to conditions in the securities markets or otherwise or to suspend the redemption of Shares at any time as permitted by the 1940 Act or the rules of the SEC;

(v)	of the commencement of any material litigation or proceedings against the Fund or any of its officers or directors in connection with the issue and sale of any of the Shares; and

(vi)	if the Fund will not meet the requirements of the Corporate Financing Rule exemption in FINRA Rule 5110(h)(2)(L).

D.              The Fund shall inform the Distributor of any such states in which the Fund has filed notice filings for Shares for sale under the securities laws thereof and shall promptly notify the Distributor of any change in this information. The Distributor shall not be liable for damages resulting from the sale of Shares in unauthorized states where the Distributor had no information from the Fund that such sale or sales were unauthorized at the time of such sale or sales.

E.              The Fund agrees to file from time to time such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

F.              The Fund shall reasonably cooperate in the efforts of the Distributor to distribute the Shares. In addition, the Fund shall keep the Distributor reasonably informed of its affairs related to the activities contemplated by this Agreement. The Fund will provide to the Distributor such number of copies as Distributor may reasonably request of (i) its then currently effective Prospectus and Statement of Additional Information, (ii) copies of semi-annual reports and annual audited reports of the Fund’s books and accounts made by independent public accountants regularly retained by the Fund, and (iii) such other information or material for use in connection with the distribution of Shares. The Fund shall forward a copy of any SEC filings, including the Registration Statement, to the Distributor within one business day of any such filings. The Fund represents that it will not use or authorize the use of any Marketing Materials unless and until such Marketing Materials have been approved and authorized for use by the Distributor.

G.              The Fund shall provide and cause each other agent or service provider to the Fund, including the Fund’s transfer agent and investment adviser, to provide, to Distributor in a timely and accurate manner all such information (and in such reasonable medium) that the Distributor may reasonably request that may be necessary for the Distributor to perform its duties under this Agreement.

H.              The Fund shall not file any amendment to the Registration Statement or Prospectus that materially amends any provision therein which pertains to Distributor, the distribution of the Shares or the applicable sales loads or public offering price without giving Distributor reasonable advance notice thereof; provided, however, that nothing contained in this Agreement shall in any way limit the Fund’s right to file at any time such amendments to the Registration Statement or Prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

I.              If the Fund is a direct participation program as defined by FINRA Rule 2310, the Fund will not take any action that would cause the Distributor to be in violation of FINRA Rule 2310, including ensuring that the Registration Statement meets the requirements of the Rule, certain valuation information will be disclosed in shareholder reports as required by the Rule and ensuring that the non-cash compensation requirements of the Rule and Regulation Best Interest are followed.

4.              Representations and Warranties of the Fund.

A.              The Fund hereby represents and warrants to the Distributor, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(i)	it is duly organized and existing and in good standing under the laws of its jurisdiction of incorporation/organization and is registered as a closed-end management investment company under the 1940 Act;

(ii)	the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action;

(iii)	it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws/operating agreement or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

(iv)	the Prospectus is effective, no stop order of the SEC or any other federal, state or foreign regulatory authority, with respect thereto has been issued, no proceedings for such purpose have been instituted, or to its knowledge are being contemplated;

(v)	the Shares are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable;

(vi)	all necessary approvals, authorizations, consents or orders of or filings with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency have been or will be obtained by the Fund in connection with the issuance and sale of the Shares, including registration of the Shares under the 1933 Act, the filing with FINRA’s corporate financing department through its Public Offering System or ongoing compliance with an exemption from filing, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered;

(vii)	the Registration Statement, the Prospectus included therein and all Marketing Materials have been prepared by or at the direction of the Fund and have been approved by the Fund and shall be prepared, in all material respects, in conformity with all applicable law, including without limitation, the 1933 Act, the 1940 Act and the rules and regulations of the SEC and the applicable requirements of FINRA (the “Rules and Regulations”);

(viii)	the Registration Statement, the Prospectus included therein and any Marketing Materials contain all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations;

(ix)	all statements of fact contained in the Registration Statement, the Prospectus included therein and any Marketing Materials, are or will be true and correct in all material respects at the time indicated or the effective date, as the case may be, and none of the Registration Statement, the Prospectus included therein and any Marketing Materials shall contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Distributor pursuant to this Agreement shall be true and correct in all material respects; and

(x)	it owns, possesses, licenses or has other rights to use all patents, patent applications, trademarks and service marks, trademark and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, “Intellectual Property”) necessary for or used in the conduct of the Fund’s business and for the offer, issuance, distribution and sale of the Shares in accordance with the terms of the Prospectus and this Agreement, and such Intellectual Property does not and will not breach or infringe the terms of any Intellectual Property owned, held or licensed by any third party.

5.              Representations and Warranties of the Distributor.

A.              The Distributor hereby represents and warrants to the Fund, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(i)	it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(ii)	the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action;

(iii)	it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, operating agreement or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement; and

(iv)	it is registered as a broker-dealer under the 1934 Act and is a member in good standing of FINRA.

B.              In connection with all matters relating to this Agreement, the Distributor will comply with the applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of FINRA and all other applicable federal or state laws and regulations to the extent such laws, rules, and regulations relate to Distributor’s role as the principal underwriter of the Fund.

6.              Compensation.

A.              In consideration of the Distributor’s services in connection with the distribution of Shares, the Distributor shall receive the compensation set forth in Exhibit A.

B.              Except as specified in Section 6A, the Distributor shall be entitled to no compensation or reimbursement of expenses from the Fund for the services provided by the Distributor pursuant to this Agreement. Any such compensation or reimbursement of expenses shall be paid or reimbursed by the Fund’s investment adviser pursuant to an agreement between the investment adviser and the Distributor.

7.              Expenses.

A.              The Fund shall bear all costs and expenses related to the Fund, including, but not limited, to those in connection with registration of the Shares with the SEC, FINRA and the applicable jurisdictions, the costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses and amendments thereto, as well as related Marketing Material and all other communications with shareholders of the Fund, as well as all costs and expenses in connection with the offering of the Shares.

B.              For the services provided hereunder, the Distributor shall only bear the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws (subject to Distributor approved states and territories) and the expenses of continuing such registration or qualification.  The Distributor does not assume responsibility for any expenses not expressly assumed hereunder.

8.               Limitation of Liability

A.              The Distributor shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by the Distributor in writing.

B.               The Distributor shall not be liable for any action taken or failure to act in good faith or reasonable reliance upon:

i.	the advice of the Fund, or counsel to the Fund;

ii.	any oral instruction which it receives and which it reasonably believes in good faith was transmitted by the person or persons authorized by the Board to give such oral instruction (the Distributor shall have no duty or obligation to make any inquiry or effort of certification of such oral instruction);

iii.	any written instruction or certified copy of any resolution of the Board, and the Distributor may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by the Distributor to have been validly executed; or

iv.	any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by the Distributor to be genuine and to have been signed or presented by the Fund or other proper party or parties; and the Distributor shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which the Distributor reasonably believes in good faith to be genuine.

9.              Indemnification.

A.              The Fund shall indemnify and hold the Distributor, its affiliates and each of their respective members, managers, directors, officers, employees, agents and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act (collectively, the “Distributor Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the reasonable costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and reasonable and documented counsel fees incurred in connection therewith) (collectively, “Losses”) that any Distributor Indemnitee may incur, arising out of or relating to (i) the Distributor serving as distributor of the Fund pursuant to this Agreement; (ii) the Fund’s material breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (iii) the Fund’s failure to comply in all material respects with any applicable securities laws or regulations; or (iv) any claim that the Registration Statement, Prospectus, shareholder reports, Marketing Materials or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading under the 1933 Act, the 1940 Act, the 1934 Act or any other statute or the common law, or violated any rule of FINRA or of the SEC or any other jurisdiction wherein Shares of the Fund are sold; provided, however, that the Fund’s obligation to indemnify any of the Distributor Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, shareholder reports, Marketing Materials or other information filed or made public by the Fund (as from time to time amended) in reasonable reliance upon and in strict conformity with information about the Distributor, furnished to the Fund or its counsel by the Distributor in writing and intended specifically for use in such Registration Statement, Prospectus, shareholder reports, Marketing Materials or other information filed or made public by the Fund (as from time to time amended). In no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Fund or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement or by reason of its reckless disregard of its obligations under this Agreement.

B.              The Distributor shall indemnify, defend and hold the Fund, its affiliates, and each of their respective directors, officers, employees, representatives, and any person who controls or previously controlled the Fund within the meaning of Section 15 of the 1933 Act (collectively, the “Fund Indemnitees”), free and harmless from and against any and all Losses that any Fund Indemnitee may incur, arising out of or based upon (i) the Distributor’s material breach of any of its obligations, representations, warranties or covenants contained in this Agreement; or (ii) the Distributor’s failure to comply in all material respects with any applicable securities laws or regulations. In no event shall anything contained herein be so construed as to protect the Fund against any liability to the Distributor to which the Fund would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement or by reason of its reckless disregard of its obligations under this Agreement.

C.              In no case is the indemnifying party to be liable under this Section with respect to any claim made against any indemnified party unless the indemnified party notifies the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of service on any designated agent).

D.              Failure by the indemnified party to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability that it may have to the indemnified party against whom such action is brought, on account of this Section, unless failure or delay to so notify the indemnifying party prejudices the indemnifying party’s ability to defend against such claim. The indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the indemnifying party elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party. In the event that the indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by them. If the indemnifying party does not elect to assume the defense of any suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by them.

E.              No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of section 9(A) or 9(B) above, without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action.

F.              The Fund shall advance attorney’s fees and other expenses incurred by a Distributor Indemnitee in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Agreement to the maximum extent permissible under applicable law.

G.              No person shall be obligated to provide indemnification under this Section 9 if such indemnification would be impermissible under the 1940 Act, the 1933 Act, the 1934 Act or the rules of the FINRA; provided, however, in such event indemnification shall be provided under this Section 9 to the maximum extent so permissible.

10.              Conversions; Dealer Agreement Indemnification.

A.              The Fund acknowledges and agrees that the Distributor may enter into, assume, or become a party to certain dealer, selling and/or similar agreements (“Non-Standard Dealer Agreements”) that contain certain representations, duties, obligations, undertakings and indemnification that are not included in the Standard Dealer Agreement, or lack certain representations, duties, and indemnification included in the Standard Dealer Agreement (“Non-Standard Representations,” and collectively with Non-Standard Duties, “Non-Standard Obligations”). The Fund agrees to perform, or cause to perform, all such Non-Standard Obligations under any Non-Standard Dealer Agreement. For the avoidance of doubt, any dealer or selling agreement that materially deviates from the Standard Dealer Agreement shall be considered a “Non-Standard Dealer Agreement.”

B.              To the extent that the Distributor, after the review and approval by the Fund , enters into any Non-Standard Dealer Agreement, the Fund shall indemnify, defend and hold the Distributor Indemnitees free and harmless from and against any and all Losses that any Distributor Indemnitee may incur arising out of or relating to (a) any failure to perform any Non-Standard Obligations under any Non-Standard Dealer Agreement; (b) any representations made by the Distributor in any Non-Standard Dealer Agreement to the extent that the Distributor is not required to make such representations in the Standard Dealer Agreement; (c) any indemnification provided by the Distributor under a Non-Standard Dealer Agreement to the extent that such indemnification is beyond the indemnification that the Distributor provides to intermediaries in the Standard Dealer Agreement. In no event shall anything contained herein be so construed as to protect the Distributor Indemnitee against any liability to the Fund or its shareholders to which such Distributor Indemnitee would otherwise be subject by reason of its willful misfeasance, bad faith, or gross negligence in the performance or reckless disregard of its obligations or duties under the Non-Standard Dealer Agreement to the extent that such duties and obligations are the responsibility of the Distributor in the Standard Dealer Agreement.

11.              Limitations on Damages. Neither party shall be liable for any consequential, special or indirect losses or damages suffered by the other party, whether or not the likelihood of such losses or damages was known by the party.

12.              Force Majeure. Neither party shall be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including, without limitation, acts of nature (including fire, flood, earthquake, storm, hurricane or other natural disaster); action or inaction of civil or military authority; acts of foreign enemies; war; terrorism; riot; insurrection; sabotage; epidemics or pandemics; labor disputes; civil commotion; or interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; provided, however, that in each specific case such circumstance shall be beyond the reasonable control of the party seeking to apply this force majeure clause.

13.              Duration and Termination.

A.              This Agreement shall become effective as of the date hereof. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date hereof. Thereafter, if not terminated, this Agreement shall continue automatically in effect for successive one-year periods, provided such continuance is specifically approved at least annually in accordance with the requirements of Section 15 of the 1940 Act, as such requirements may be modified by rule, regulation, order or guidance of the SEC or its staff.

B.              Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty (i) through a failure to renew this Agreement at the end of a term or (ii) upon mutual consent of the parties. Further, this Agreement may be terminated upon no less than 60 days’ written notice, by either the Fund through a vote of a majority of the members of the Board who are not “interested persons”, as that term is defined in the 1940 Act, and have no direct or indirect financial interest in the operation of this Agreement or by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor.

14.              Anti-Money Laundering Compliance. The Distributor and the Fund each individually represent that its anti-money laundering program (“AML Program”), at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, and (vi) allows for appropriate regulators to examine its anti-money laundering books and records. Notwithstanding the foregoing, the Fund acknowledges that the Authorized Participants are not “customers” for the purposes of 31 CFR Chapter X.

15.              Privacy. The Distributor and the Fund each individually represent and warrant that: (i) it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation and (ii) it will comply with Regulation S-P as applicable. Each party shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Fund.

16.              Confidentiality. During the term of this Agreement, the Distributor and the Fund may have access to confidential information relating to such matters as either party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, “Confidential Information” means information belonging to one of the parties that is of value to such party and the disclosure of which could result in a competitive or other disadvantage to such party, including, without limitation, financial information, business practices and policies, know-how, trade secrets, market or sales information or plans, products, procedures, customer lists, business plans. Confidential Information does not include: (i) information that was known to the receiving party before receipt thereof from or on behalf of the disclosing party; (ii) information that is disclosed to the receiving party by a third person who has a right to make such disclosure without any obligation of confidentiality to the party seeking to enforce its rights under this Section; (iii) information that becomes publicly known through lawful means; or (iv) information that is independently developed by the receiving party or its employees or affiliates without reference to the disclosing party’s information.

Each party will protect the other’s Confidential Information with at least the same degree of care it uses with respect to its own Confidential Information, will maintain commercially reasonable information security policies and procedures for protecting Confidential Information and will not use the other party’s Confidential Information other than in connection with its obligations hereunder. Notwithstanding the foregoing, a party may disclose the other’s Confidential Information if (i) required by law, regulation or legal process or if requested by any Agency; (ii) it is advised by counsel that it may incur liability for failure to make such disclosure; (iii) requested to by the other party; provided that in the event of (i) or (ii) the disclosing party shall give the other party reasonable prior notice of such disclosure to the extent reasonably practicable and unless otherwise prohibited by law and will cooperate with the other party (at such other party’s expense) in any efforts to prevent such disclosure. The parties agree that the procedures and restrictions set forth herein shall not apply to disclosures of Confidential Information to Distributor’s applicable regulatory authorities in connection with routine regulatory examinations or requests for information with respect to which Distributor shall be permitted to disclose such Confidential Information necessary to respond to such examinations or requests. The Distributor will advise such regulatory authorities of the confidential nature of such information.

17.              Use of Names; Publicity. Each party shall not use the other party’s name in any offering material, shareholder report, Marketing Material or other material in a manner not approved by the other party in writing prior to such use, such approval not to be unreasonably withheld. Each party consents to all uses of its name as required by the SEC, any state securities commission, or any federal or state regulatory authority. Neither party will disclose any of the economic terms of this Agreement, except as may be required by law.

18.              Notices. Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by email, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):

(i) To Distributor:	(ii) If to the Fund:
Foreside Financial Services, LLC Attn: Legal Department 190 Middle Street, Suite 301 Portland, ME 04101 Email: legal@Foreside.com With a copy to: dealerservices@acaglobal.com	Pragmatic Meridian Global Fund Attn: Gino E. Malaspina Senior Counsel, Apex Group, Ltd. 190 Middle Street, Suite 100, Portland ME 04101 Email: gino.malaspina@apexgroup.com

19.              Modifications. No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by both parties. Any amendment will be approved by the Board in accordance with the requirements of the 1940 Act, as such requirements may be modified by rule, regulation, order or guidance of the SEC or its staff.

20.              Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without giving effect to the choice of laws provisions thereof.

21.              Survival. The provisions of Sections 8, 9, 10, 11, 16, 17 and 20 of this Agreement shall survive any termination of this Agreement.

22.              Insurance. The Distributor, at its own expense, shall maintain insurance coverage in full force and effect, in an amount necessary and appropriate with respect to its business.

23.              Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior communications, understandings and agreements relating to the subject matter hereof, whether oral or written.

24.              Exclusivity. Nothing herein contained shall prevent the Distributor from entering into similar distribution arrangements or from providing the services contemplated hereunder to other investment companies or investment vehicles.

25.               Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronically transmitted signatures shall be deemed to be originals.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first set forth above.

Foreside Financial Services, LLC Pragmatic Meridian Global Fund

By:	By:
Name:	Name:Gino E. Malaspina
Title:	Title:President
Date:	Date:

EXHIBIT A

Compensation

SALES LOADS*:

Any and all upfront commissions on sales of Shares notified by the Fund in writing to the Distributor in respect of a particular Financial Intermediary up to the maximum such upfront commission rate set forth in the Registration Statement, including the Prospectus, filed with the SEC and in effect at the time of sale of such Shares.

Such commissions shall not exceed the percentages of the applicable sale amount set forth in the Registration Statement and shall be paid by the Distributor to the applicable Financial Intermediaries as set forth in the Registration Statement and only after, for so long as and to the extent that the Distributor has received such sales loads from the Fund.

*All commissions received by the Distributor shall be held to be used solely for distribution-related expenses and shall not be retained as profit.

DISTRIBUTION FEE*:

The Fund will pay the Distributor an ongoing quarterly fee at the annualized rate set forth in the Registration Statement and such fee shall be paid by the Distributor to the applicable Financial Intermediaries as set forth in the Registration Statement and only after, for so long as and to the extent that the Distributor has received such fee from the Fund.

*All 12b-1 payments received by the Distributor shall be held to be used solely for distribution- and/or servicing-related expenses, as described in the applicable Plan, and shall not be retained as profit by the Distributor.

EXHIBIT B

FORESIDE FINANCIAL SERVICES, LLC

DEALER AGREEMENT

APEX NEW INTERVAL FUND PLATFORM NAME TBD

This agreement is made and effective as of this _____ day of _________________, 20__, by and between Foreside Financial Services, LLC (“Distributor”) and [DEALER NAME] (“Dealer” and, together with Distributor, the “Parties”);

WHEREAS, Apex New Interval Fund Platform Name TBD (the “Fund”) is registered under the Investment Company Act of 1940 (“1940 Act”), as a closed-end management investment company and is authorized to issue shares of beneficial interest (“Shares”);

WHEREAS, Distributor serves as principal underwriter in connection with the offering and sale of the Shares pursuant to a distribution agreement (“Distribution Agreement”); and

WHEREAS, Dealer desires to serve as a selected dealer of the Fund;

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.              Dealer. Dealer represents that it is a broker-dealer properly registered and qualified under all applicable federal, state and local laws to engage in the business and transactions described in this agreement and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”). Dealer agrees that it is responsible for determining the suitability of any Shares as investments for its customers and that Distributor has no responsibility for such determination. Dealer shall maintain all records required by Applicable Laws (as defined below) or that are otherwise reasonably requested by Distributor relating to Dealer’s transactions in Shares. In addition, Dealer shall notify Distributor immediately in the event Dealer’s status as a member of FINRA or SIPC changes. Dealer shall at all times comply with (i) the provisions of this agreement related to compliance with all applicable rules and regulations and (ii) the terms of each registration statement and prospectus for the Fund.

2.              Qualification of Shares. The Fund will make available to Dealer a list of the states or other jurisdictions in which Shares are registered for sale or are otherwise qualified for sale, which may be revised by the Fund from time to time. Dealer will make offers of Shares to its customers only in those states and will ensure that it (including its associated persons) is appropriately licensed and qualified to offer and sell Shares in any state or other jurisdiction that requires such licensing or qualification in connection with its activities.

3.              Orders. All orders Dealer submits for transactions in Shares shall reflect orders received from its customers or shall be for its account for its own bona fide investment. Dealer will date and timestamp its customer orders and forward them promptly each day and in any event prior to the time required by the Fund prospectus (the “Prospectus,” which for purposes of this agreement includes the Statement of Additional Information incorporated therein). As agent for its customers, Dealer shall not withhold placing customers’ orders for any Shares so as to profit Dealer or its customers as a result of such withholding. Subject to the terms and conditions set forth in the Prospectus and any operating procedures and policies established by Distributor or the Fund (directly or through its transfer agent) from time to time, Dealer is hereby authorized to place orders directly with the Fund for the purchase of Shares. All purchase orders Dealer submits are subject to acceptance or rejection, and Distributor reserves the right to suspend or limit the sale of Shares. Dealer is not authorized to make any representations concerning Shares except such representations as are contained in the Prospectus and in such supplemental written information that the Fund or Distributor (acting on behalf of the Fund) may provide to Dealer with respect to the Fund. All orders that are accepted for the purchase of Shares shall be executed at net asset value (“NAV”) per share on the relevant subscription date, as described in the Prospectus.

4.              Compliance with Applicable Laws; Distribution of Prospectus and Reports; Confirmations. In connection with its respective activities hereunder, each Party shall abide by the Conduct Rules of FINRA and all other rules of self-regulatory organizations of which it is a member, as well as all laws, rules and regulations, including federal and state securities laws, that are applicable to it (and its associated persons) from time to time in connection with its activities hereunder (“Applicable Laws”). Dealer is authorized to distribute to Dealer’s customers the current Prospectus, as well as any supplemental sales material received from the Fund or Distributor (acting on behalf of the Fund) (on the terms and for the period specified by Distributor or stated in such material). Dealer is not authorized to distribute, furnish or display any other sales or promotional material relating to the Fund without Distributor’s prior written approval, but Dealer may identify the Fund in a listing of closed-end funds available through Dealer to its customers. Unless otherwise mutually agreed in writing, Dealer shall deliver or cause to be delivered to each customer who purchases Shares from or through Dealer, copies of all annual and interim reports, proxy solicitation materials, and any other information and materials relating to the Fund and prepared by or on behalf of the Fund or Distributor. If required by Rule 10b-10 under the Securities Exchange Act or other Applicable Laws, Dealer shall send or cause to be sent confirmations or other reports to its customers containing such information as may be required by Applicable Laws.

5.              Sales Charges and Concessions. On each purchase of Shares by Dealer (but not including the reinvestment of any dividends or distributions), Dealer shall be entitled to receive such dealer allowances, concessions, sales charges or other compensation, if any, as may be set forth in the Prospectus. The Fund reserves the right to waive sales charges. Dealer represents that it is eligible to receive any such sales charges and concessions paid to it under this section.

6.              Transactions in Shares. With respect to all orders Dealer places for the purchase of Shares, unless otherwise agreed, settlement shall be made with the Fund within three (3) business days after acceptance of the order. If payment is not so received or made, the transaction may be cancelled. In this event or in the event that Dealer cancels the trade for any reason, Dealer shall be responsible for any loss resulting to the Fund or to Distributor from Dealer’s failure to make payments as aforesaid. Dealer shall not be entitled to any gains generated thereby. Dealer also assumes responsibility for any loss to the Fund caused by any order placed by Dealer on an “as-of” basis subsequent to the trade date for the order and will immediately pay such loss to the Fund upon notification or demand. Such orders shall be acceptable only as permitted by the Fund and shall be subject to the Fund’s policies pertaining thereto, which may include receipt of an executed Letter of Indemnity in a form acceptable to the Fund and/or to Distributor prior to the Fund’s acceptance of any such order.

7.              Accuracy of Orders; Customer Signatures. Dealer shall be responsible for the accuracy, timeliness and completeness of any orders transmitted by it on behalf of its customers by any means, including wire or telephone. In addition, Dealer shall guarantee the signatures of its customers when such guarantee is required by the Fund, and Dealer shall indemnify and hold harmless all persons, including Distributor and the Fund’s transfer agent, from and against any and all loss, cost, damage or expense suffered or incurred in reliance upon such signature guarantee.

8.              Indemnification. Dealer shall indemnify and hold harmless Distributor and Distributor’s officers, directors, agents and employees from and against any claims, liabilities, expenses (including reasonable attorneys’ fees) and losses (collectively, the “Losses”) resulting from any breach by Dealer of any provision of this agreement.

9.              Anti-Money Laundering Compliance. Each Party acknowledges that it is a financial institution subject to the USA PATRIOT Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each Party represents and warrants that it is in compliance with and will continue to comply with the AML Acts and applicable rules thereunder (“AML Laws”), including FINRA Rule 3310, in all relevant respects. Dealer shall cooperate with Distributor to satisfy AML due diligence policies of the Fund and Distributor, which may include annual compliance certifications and periodic due diligence reviews and/or other requests deemed necessary or appropriate by Distributor or the Fund to ensure compliance with AML Laws. Dealer also shall provide for screening its own new and existing customers against the Office of Foreign Assets Control list and any other government list that is or becomes required under the AML Acts.

10.              Privacy. The Parties agree that any Non-Public Personal Information, as the term is defined in Regulation S-P (“Reg S-P”) of the Securities and Exchange Commission, that may be disclosed hereunder is disclosed for the specific purpose of permitting the other Party to perform the services set forth in this agreement. Each Party will, with respect to such information, comply with Reg S-P and will not disclose any Non-Public Personal Information received in connection with this agreement to any other party, except to the extent required to carry out the services set forth in this agreement or as otherwise permitted by law.

[11.              Distribution and/or Service Fees. Subject to and in accordance with the terms of each Prospectus and the Distribution Plan and/or Service Plan, if any, adopted by resolution of the Fund’s board (the “Board”) which operates in a manner consistent with Rule 12b-1 under the 1940 Act, Distributor may pay financial institutions with which Distributor has entered into an agreement in substantially the form annexed hereto as Appendix A, or such other form as may be approved from time to time by the Board, such fees as may be determined in accordance with such fee agreement, for distribution, shareholder or administrative services, as described therein. With respect to such payments to Dealer, Distributor shall have only the obligation to make payments to Dealer after, for as long as, and to the extent that Distributor receives from the Fund an amount equivalent to the amount payable to Dealer. If applicable, Dealer hereby authorizes Distributor to pay Dealer’s designated clearing agent (“Clearing Agent”) such fees set forth under this section on Dealer’s behalf.  In such case, Dealer acknowledges and agrees that after Distributor has made payment of such fees to Dealer’s Clearing Agent on Dealer’s behalf: (i) Dealer’s Clearing Agent is solely responsible and liable for direct payment of such fees to Dealer, and Distributor will not pay Dealer directly, (ii) Distributor cannot guarantee payment by Dealer’s Clearing Agent of such fees to Dealer, and (iii) should Dealer not receive payment of such fees from Dealer’s Clearing Agent for any reason, Dealer’s sole recourse is against Dealer’s Clearing Agent.][please delete if not applicable]

[12.               Shareholder Servicing Fee. Subject to and in accordance with the terms of each Prospectus, the Fund has adopted a Shareholder Servicing Plan by which Authorized Service Providers may receive a fee for providing certain services to their customers who own Shares. If applicable, Dealer agrees to enter into a separate Shareholder Services Agreement with the Fund.][please delete if not applicable]

13.              Amendments. This agreement may be amended from time to time by the following procedure. Distributor will mail a copy of the amendment to Dealer at Dealer’s address shown below or as registered as Dealer’s main office from time to time with FINRA. If Dealer does not object to the amendment within fifteen (15) days after its receipt, the amendment will become a part of this agreement. Dealer’s objection must be in writing and be received by Distributor within such fifteen (15) days. All amendments shall be in writing and, except as provided above, executed by both Parties.

14.              Termination. This agreement may be terminated by either Party, without penalty, upon ten (10) days’ prior written notice to the other Party. Dealer’s suspension or expulsion from FINRA will automatically terminate this agreement without notice. Any unfulfilled obligations hereunder, and all obligations of indemnification, shall survive the termination of this agreement.

15.               Assignment. This agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  No Party may assign this agreement nor any rights, privileges, duties or obligations hereunder without the prior written consent of the other Party, except that Distributor may assign or transfer this agreement to any broker-dealer which becomes the underwriter of the Fund without obtaining Dealer’s written consent. For the avoidance of doubt, the Parties agree that a change of control of the Distributor shall not constitute an assignment of this agreement.

16.              Notices. All notices and other communications to Distributor shall be sent to it at 190 Middle Street, Suite 301, Portland, ME 04101, Attn: Legal Department, or at such other address as Distributor may designate in writing. All notices and other communications to Dealer shall be sent to it at the address set forth below or at such other address as Dealer may designate in writing. All notices required or permitted to be given pursuant to this agreement shall be given in writing and delivered by personal delivery, by postage prepaid mail, electronic mail, or by facsimile or similar means of same-day delivery.

17.              Authorization. Each Party represents to the other that (i) all requisite corporate proceedings have been undertaken to authorize it to enter into and perform under this agreement as contemplated herein and (ii) the individual that has signed this agreement below on its behalf is a duly elected officer that has been empowered to act for and on behalf of it with respect to the execution of this agreement.

18.              Directed Brokerage Prohibitions. Neither Party shall direct Fund portfolio securities transactions or related remuneration to compensate Dealer for any promotion or sale of Shares under this agreement. Distributor also will not directly or indirectly compensate Dealer in contravention of Rule 12b-1(h) of the 1940 Act.

19.              Arbitration. Any controversy or claim arising out of or relating to this agreement, or any breach thereof, shall be settled by arbitration in accordance with the then existing FINRA Code of Arbitration Procedure. Any arbitration shall be conducted in New York, New York, and each arbitrator shall be from the securities industry. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

20.              Miscellaneous. This agreement supersedes any other agreement between the Parties with respect to the offer and sale of Shares and other matters covered herein. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. This agreement may be executed in any number of counterparts, which together shall constitute one instrument. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws principles and shall bind and inure to the benefit of the Parties and their respective successors and assigns. This agreement has been negotiated and executed by the Parties in English. In the event any translation of this agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this agreement to be executed by a duly authorized officer on one or more counterparts as of the date first written above.

FORESIDE FINANCIAL SERVICES, LLC

By:
Name:
Title:

[DEALER NAME]

By:
Name:
Title:

Address of Dealer:

Operations Contact:

Name:
Phone:
Email:

APPENDIX A

FORESIDE FINANCIAL SERVICES, LLC

DISTRIBUTION/SERVICE FEE AGREEMENT

APEX NEW INTERVAL FUND PLATFORM NAME TBD

This fee agreement (“Agreement”) is made and effective as of this _____ day of _________________ 20__, by and between Foreside Financial Services, LLC (“Distributor”) and [DEALER NAME] (“Dealer” and, together with Distributor, the “Parties”);

WHEREAS, Distributor and Dealer have entered into a dealer agreement dated as of ____________ (“Dealer Agreement”), which entitles Dealer to serve as a selected dealer of the Apex New Interval Fund Platform Name TBD for which Distributor serves as distributor; and

WHEREAS, Distributor and Dealer wish to confirm Distributor’s and Dealer’s understanding and agreement with respect to [Rule 12b-1] payments to be made to Dealer in accordance with the Dealer Agreement;

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1. This Agreement confirms Distributor’s and Dealer’s understanding and agreement with respect to [Rule 12b-1] payments to be made to Dealer in accordance with the Dealer Agreement. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Dealer Agreement.

2. From time to time during the term of this Agreement, Distributor may make payments to Dealer pursuant to one or more distribution and service plans (the “Plans”) adopted by the Fund which operate(s) in a manner consistent with Rule 12b-1 of the 1940 Act. Dealer shall furnish sales and marketing services and/or shareholder services to Dealer’s customers who invest in and own Shares, including, but not limited to, answering routine inquiries regarding the Fund, processing shareholder transactions, and providing any other shareholder services not otherwise provided by the Fund’s transfer agent. With respect to such payments to Dealer, Distributor shall have only the obligation to make payments to Dealer after, for as long as, and to the extent that Distributor receives from the Fund an amount equivalent to the amount payable to Dealer. The Fund reserves the right, without prior notice, to suspend or eliminate the payment of such [Rule 12b-1 Plan] payments or other dealer compensation by amendment, sticker or supplement to the then-current Prospectus of the Fund or other written notice to Dealer. If applicable, Dealer hereby authorizes Distributor to pay Dealer’s Clearing Agent such fees set forth under this section on Dealer’s behalf.  In such case, Dealer acknowledges and agrees that after Distributor has made payment of such fees to Dealer’s Clearing Agent on Dealer’s behalf: (i) Dealer’s Clearing Agent is solely responsible and liable for direct payment of such fees to Dealer, and Distributor will not pay Dealer directly, (ii) Distributor cannot guarantee payment by Dealer’s Clearing Agent of such fees to Dealer, and (iii) should Dealer not receive payment of such fees from Dealer’s Clearing Agent for any reason, Dealer’s sole recourse is against Dealer’s Clearing Agent.

3. Any such fee payments shall reflect the amounts described in the Fund’s prospectus. Payments will be based on the average daily net assets of Shares which are owned by those customers of Dealer whose records, as maintained by the Fund or the transfer agent, designate Dealer’s firm as the customer’s dealer of record. No such fee payments will be payable to Dealer with respect to Shares purchased by or through Dealer and redeemed by the Fund within seven (7) business days after the date of confirmation of such purchase. Dealer represents that Dealer is eligible to receive any such payments made to Dealer under the Plans.

4. Dealer agrees that all activities conducted under this Agreement will be conducted in accordance with the Plans, as well as all applicable state and federal laws, including the 1940 Act, the Securities Exchange Act of 1934, the Securities Act of 1933 and any applicable rules of FINRA.

5. Upon request, on a quarterly basis, Dealer shall furnish Distributor with a written report describing the amounts payable to Dealer pursuant to this Agreement and the purpose for which such amounts were expended. Distributor shall provide quarterly reports to the Board of amounts expended pursuant to the Plans and the purposes for which such expenditures were made. Dealer shall furnish Distributor with such other information as shall reasonably be requested by Distributor in connection with Distributor’s reports to the Board with respect to the fees paid to Dealer pursuant to this Agreement.

6. This Agreement shall continue in effect until terminated in the manner prescribed below or as provided in the Plans. This Agreement may be terminated, without penalty, by either Party upon ten (10) days’ prior written notice to the other Party. In addition, this Agreement will be terminated upon a termination of the relevant Plan or the Dealer Agreement, if the Fund closes to new investments, or if Distributor’s Distribution Agreement with the Fund terminates.

7. This Agreement may be amended by Distributor from time to time by the following procedure. Distributor will mail a copy of the amendment to Dealer at Dealer’s address shown below or as registered from time to time with FINRA. If Dealer does not object to the amendment within fifteen (15) days after its receipt, the amendment will become a part of this Agreement. Dealer’s objection must be in writing and be received by Distributor within such fifteen (15) days.

8. This Agreement and all the rights and obligations of the Parties shall be governed by and construed under the laws of the State of Delaware, without regard to conflict of laws principles.

9. All notices and other communications shall be given as provided in the Dealer Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first written above.

FORESIDE FINANCIAL SERVICES, LLC	[DEALER NAME]

By:	By:
Name:	Name:
Title:	Title:

[Dealer address]

FORESIDE FINANCIAL SERVICES, LLC

SELLING GROUP MEMBER AGREEMENT

APEX NEW INTERVAL FUND PLATFORM NAME TBD

This agreement is made and effective as of this _____ day of _________________, 20__, by and between Foreside Financial Services, LLC (“Distributor”) and [INTERMEDIARY NAME] (“Selling Group Member” or “Intermediary”) and, together with Distributor, the “Parties”);

WHEREAS, Apex New Interval Fund Platform Name TBD (the “Fund”) is registered under the Investment Company Act of 1940 (“1940 Act”), as a closed-end management investment company and is authorized to issue shares of beneficial interest (“Shares”);

WHEREAS, Distributor serves as principal underwriter in connection with the offering and sale of the Shares pursuant to a distribution agreement (“Distribution Agreement”); and

WHEREAS, Intermediary desires to serve as a selling group member of the Fund;

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.              Selling Group Member. Intermediary represents that it is properly qualified under all applicable federal, state and local laws to engage in the business and transactions described in this agreement. In addition, Intermediary agrees to comply with the rules of the Financial Industry Regulatory Authority (“FINRA”) as if they were applicable to Intermediary in connection with its activities under this agreement. Intermediary agrees that it is responsible for determining the suitability of any Shares as investments for its customers and that Distributor has no responsibility for such determination. Intermediary shall maintain all records required by Applicable Laws (as defined below) or that are otherwise reasonably requested by Distributor relating to Intermediary’s transactions in Shares. Intermediary shall at all times comply with (i) the provisions of this agreement related to compliance with all applicable rules and regulations and (ii) the terms of each registration statement and prospectus for the Fund.

2.              Qualification of Shares. The Fund will make available to Intermediary a list of the states or other jurisdictions in which Shares are registered for sale or are otherwise qualified for sale, which may be revised by the Fund from time to time. Intermediary will make offers of Shares to its customers only in those states and will ensure that it (including its associated persons) is appropriately licensed and qualified to offer and sell Shares in any state or other jurisdiction that requires such licensing or qualification in connection with its activities.

3.              Orders. All orders Intermediary submits for transactions in Shares shall reflect orders received from its customers or shall be for its account for its own bona fide investment. Intermediary will date and timestamp its customer orders and forward them promptly each day and in any event prior to the time required by the Fund prospectus (the “Prospectus,” which for purposes of this agreement includes the Statement of Additional Information incorporated therein). As agent for its customers, Intermediary shall not withhold placing customers’ orders for any Shares so as to profit Intermediary or its customers as a result of such withholding. Subject to the terms and conditions set forth in the Prospectus and any operating procedures and policies established by Distributor or the Fund (directly or through its transfer agent) from time to time, Intermediary is hereby authorized to place orders directly with the Fund for the purchase of Shares. All purchase orders Intermediary submits are subject to acceptance or rejection, and Distributor reserves the right to suspend or limit the sale of Shares. Intermediary is not authorized to make any representations concerning Shares except such representations as are contained in the Prospectus and in such supplemental written information that the Fund or Distributor (acting on behalf of the Fund) may provide to Intermediary with respect to the Fund. All orders that are accepted for the purchase of Shares shall be executed at net asset value (“NAV”) per share on the relevant subscription date, as described in the Prospectus.

4.              Compliance with Applicable Laws; Distribution of Prospectus and Reports; Confirmations. In connection with its respective activities hereunder, each Party shall abide by the Conduct Rules of FINRA and all other rules of self-regulatory organizations of which it is a member, as well as all laws, rules and regulations, including federal and state securities laws, that are applicable to it (and its associated persons) from time to time in connection with its activities hereunder (“Applicable Laws”). Intermediary is authorized to distribute to Intermediary’s customers the current Prospectus, as well as any supplemental sales material received from the Fund or Distributor (acting on behalf of the Fund) (on the terms and for the period specified by Distributor or stated in such material). Intermediary is not authorized to distribute, furnish or display any other sales or promotional material relating to the Fund without Distributor’s prior written approval, but Intermediary may identify the Fund in a listing of closed-end funds available through Intermediary to its customers. Unless otherwise mutually agreed in writing, Intermediary shall deliver or cause to be delivered to each customer who purchases Shares from or through Intermediary, copies of all annual and interim reports, proxy solicitation materials, and any other information and materials relating to the Fund and prepared by or on behalf of the Fund or Distributor. If required by Rule 10b-10 under the Securities Exchange Act or other Applicable Laws, Intermediary shall send or cause to be sent confirmations or other reports to its customers containing such information as may be required by Applicable Laws.

5.              Sales Charges and Concessions. [not applicable].

6.              Transactions in Shares. With respect to all orders Intermediary places for the purchase of Shares, unless otherwise agreed, settlement shall be made with the Fund within three (3) business days after acceptance of the order. If payment is not so received or made, the transaction may be cancelled. In this event or in the event that Intermediary cancels the trade for any reason, Intermediary shall be responsible for any loss resulting to the Fund or to Distributor from Intermediary’s failure to make payments as aforesaid. Intermediary shall not be entitled to any gains generated thereby. Intermediary also assumes responsibility for any loss to the Fund caused by any order placed by Intermediary on an “as-of” basis subsequent to the trade date for the order and will immediately pay such loss to the Fund upon notification or demand. Such orders shall be acceptable only as permitted by the Fund and shall be subject to the Fund’s policies pertaining thereto, which may include receipt of an executed Letter of Indemnity in a form acceptable to the Fund and/or to Distributor prior to the Fund’s acceptance of any such order.

7.              Accuracy of Orders; Customer Signatures. Intermediary shall be responsible for the accuracy, timeliness and completeness of any orders transmitted by it on behalf of its customers by any means, including wire or telephone. In addition, Intermediary shall guarantee the signatures of its customers when such guarantee is required by the Fund, and Intermediary shall indemnify and hold harmless all persons, including Distributor and the Fund’s transfer agent, from and against any and all loss, cost, damage or expense suffered or incurred in reliance upon such signature guarantee.

8.              Indemnification. Intermediary shall indemnify and hold harmless Distributor and Distributor’s officers, directors, agents and employees from and against any claims, liabilities, expenses (including reasonable attorneys’ fees) and losses (collectively, the “Losses”) resulting from any breach by Intermediary of any provision of this agreement.

9.              Anti-Money Laundering Compliance. Each Party acknowledges that it is a financial institution subject to the USA PATRIOT Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each Party represents and warrants that it is in compliance with and will continue to comply with the AML Acts and applicable rules thereunder (“AML Laws”), including FINRA Rule 3310, in all relevant respects. Intermediary shall cooperate with Distributor to satisfy AML due diligence policies of the Fund and Distributor, which may include annual compliance certifications and periodic due diligence reviews and/or other requests deemed necessary or appropriate by Distributor or the Fund to ensure compliance with AML Laws. Intermediary also shall provide for screening its own new and existing customers against the Office of Foreign Assets Control list and any other government list that is or becomes required under the AML Acts.

10.              Privacy. The Parties agree that any Non-Public Personal Information, as the term is defined in Regulation S-P (“Reg S-P”) of the Securities and Exchange Commission, that may be disclosed hereunder is disclosed for the specific purpose of permitting the other Party to perform the services set forth in this agreement. Each Party will, with respect to such information, comply with Reg S-P and will not disclose any Non-Public Personal Information received in connection with this agreement to any other party, except to the extent required to carry out the services set forth in this agreement or as otherwise permitted by law.

[11.      Service Fees. Subject to and in accordance with the terms of each Prospectus and the Distribution Plan and/or Service Plan, if any, adopted by resolution of the Fund’s board (the “Board”) which operates in a manner consistent with Rule 12b-1 under the 1940 Act, Distributor may pay financial institutions with which Distributor has entered into an agreement in substantially the form annexed hereto as Appendix A, or such other form as may be approved from time to time by the Board, such fees as may be determined in accordance with such fee agreement, for shareholder or administrative services, as described therein. With respect to such payments to Intermediary, Distributor shall have only the obligation to make payments to Intermediary after, for as long as, and to the extent that Distributor receives from the Fund an amount equivalent to the amount payable to Intermediary. If applicable, Intermediary hereby authorizes Distributor to pay Intermediary’s designated clearing agent (“Clearing Agent”) such fees set forth under this section on Intermediary’s behalf.  In such case, Intermediary acknowledges and agrees that after Distributor has made payment of such fees to Intermediary’s Clearing Agent on Intermediary’s behalf: (i) Intermediary’s Clearing Agent is solely responsible and liable for direct payment of such fees to Intermediary, and Distributor will not pay Intermediary directly, (ii) Distributor cannot guarantee payment by Intermediary’s Clearing Agent of such fees to Intermediary, and (iii) should Intermediary not receive payment of such fees from Intermediary’s Clearing Agent for any reason, Intermediary’s sole recourse is against Intermediary’s Clearing Agent. Intermediary hereby represents that Intermediary is permitted under Applicable Laws to receive all payments for shareholder services contemplated herein.][please delete if not applicable]

[12.      Shareholder Servicing Fee. Subject to and in accordance with the terms of each Prospectus, the Fund has adopted a Shareholder Servicing Plan by which Authorized Service Providers may receive a fee for providing certain services to their customers who own Shares. If applicable, Dealer agrees to enter into a separate Shareholder Services Agreement with the Fund.][please delete if not applicable]

13.              Amendments. This agreement may be amended from time to time by the following procedure. Distributor will mail a copy of the amendment to Intermediary at Intermediary’s address shown below. If Intermediary does not object to the amendment within fifteen (15) days after its receipt, the amendment will become a part of this agreement. Intermediary’s objection must be in writing and be received by Distributor within such fifteen (15) days. All amendments shall be in writing and, except as provided above, executed by both Parties.

14.              Termination. This agreement may be terminated by either Party, without penalty, upon ten (10) days’ prior written notice to the other Party. Any unfulfilled obligations hereunder, and all obligations of indemnification, shall survive the termination of this agreement.

15.               Assignment. This agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  No Party may assign this agreement nor any rights, privileges, duties or obligations hereunder without the prior written consent of the other Party, except that Distributor may assign or transfer this agreement to any broker-dealer which becomes the underwriter of the Fund without obtaining Intermediary’s written consent. For the avoidance of doubt, the Parties agree that a change of control of the Distributor shall not constitute an assignment of this agreement.

16.              Notices. All notices and other communications to Distributor shall be sent to it at 190 Middle Street, Suite 301, Portland, ME 04101, Attn: Legal Department, or at such other address as Distributor may designate in writing. All notices and other communications to Intermediary shall be sent to it at the address set forth below or at such other address as Intermediary may designate in writing. All notices required or permitted to be given pursuant to this agreement shall be given in writing and delivered by personal delivery, by postage prepaid mail, electronic mail, or by facsimile or similar means of same-day delivery.

17.              Authorization. Each Party represents to the other that (i) all requisite corporate proceedings have been undertaken to authorize it to enter into and perform under this agreement as contemplated herein and (ii) the individual that has signed this agreement below on its behalf is a duly elected officer that has been empowered to act for and on behalf of it with respect to the execution of this agreement.

18.              Directed Brokerage Prohibitions. Neither Party shall direct Fund portfolio securities transactions or related remuneration to compensate Intermediary for any promotion or sale of Shares under this agreement. Distributor also will not directly or indirectly compensate Intermediary in contravention of Rule 12b-1(h) of the 1940 Act.

19.              Arbitration. Any controversy or claim arising out of or relating to this agreement, or any breach thereof, shall be settled by arbitration in accordance with the then existing FINRA Code of Arbitration Procedure. Any arbitration shall be conducted in New York, New York, and each arbitrator shall be from the securities industry. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

20.              Miscellaneous. This agreement supersedes any other agreement between the Parties with respect to the offer and sale of Shares and other matters covered herein. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. This agreement may be executed in any number of counterparts, which together shall constitute one instrument. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws principles and shall bind and inure to the benefit of the Parties and their respective successors and assigns. This agreement has been negotiated and executed by the Parties in English. In the event any translation of this agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

IN WITNESS WHEREOF, the Parties have caused this agreement to be executed by a duly authorized officer on one or more counterparts as of the date first written above.

FORESIDE FINANCIAL SERVICES, LLC

By:
Name:
Title:

[INTERMEDIARY NAME]

By:
Name:
Title:

Address of Intermediary:

Operations Contact:

Name:
Phone:
Email:

APPENDIX A

FORESIDE FINANCIAL SERVICES, LLC

SERVICE FEE AGREEMENT

APEX NEW INTERVAL FUND PLATFORM NAME TBD

This fee agreement (“Agreement”) is made and effective as of this _____ day of _________________ 20__, by and between Foreside Financial Services, LLC (“Distributor”) and [INTERMEDIARY NAME] (“Selling Group Member” or “Intermediary” and, together with Distributor, the “Parties”);

WHEREAS, Distributor and Intermediary have entered into a selling group member agreement dated as of ____________ (“Selling Group Member Agreement”), which entitles Intermediary to serve as a selling group member of the Apex New Interval Fund Platform Name TBD for which Distributor serves as distributor; and

WHEREAS, Distributor and Intermediary wish to confirm Distributor’s and Intermediary’s understanding and agreement with respect to [Rule 12b-1] payments to be made to Intermediary in accordance with the Selling Group Member Agreement;

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1. This Agreement confirms Distributor’s and Intermediary’s understanding and agreement with respect to [Rule 12b-1] payments to be made to Intermediary in accordance with the Selling Group Member Agreement. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Selling Group Member Agreement.

2. From time to time during the term of this Agreement, Distributor may make payments to Intermediary pursuant to one or more distribution and service plans (the “Plans”) adopted by the Fund which operate(s) in a manner consistent with Rule 12b-1 of the 1940 Act. Intermediary shall furnish sales and marketing services and/or shareholder services to Intermediary’s customers who invest in and own Shares, including, but not limited to, answering routine inquiries regarding the Fund, processing shareholder transactions, and providing any other shareholder services not otherwise provided by a Fund’s transfer agent. With respect to such payments to Intermediary, Distributor shall have only the obligation to make payments to Intermediary after, for as long as, and to the extent that Distributor receives from the Fund an amount equivalent to the amount payable to Intermediary. The Fund reserves the right, without prior notice, to suspend or eliminate the payment of such [Rule 12b-1 Plan] payments or other compensation by amendment, sticker or supplement to the then-current Prospectus of the Fund or other written notice to Intermediary. If applicable, Intermediary hereby authorizes Distributor to pay Intermediary’s Clearing Agent such fees set forth under this section on Intermediary’s behalf.  In such case, Intermediary acknowledges and agrees that after Distributor has made payment of such fees to Intermediary’s Clearing Agent on Intermediary’s behalf: (i) Intermediary’s Clearing Agent is solely responsible and liable for direct payment of such fees to Intermediary, and Distributor will not pay Intermediary directly, (ii) Distributor cannot guarantee payment by Intermediary’s Clearing Agent of such fees to Intermediary, and (iii) should Intermediary not receive payment of such fees from Intermediary’s Clearing Agent for any reason, Intermediary’s sole recourse is against Intermediary’s Clearing Agent.

3. Any such fee payments shall reflect the amounts described in the Fund’s Prospectus. Payments will be based on the average daily net assets of Shares which are owned by those customers of Intermediary whose records, as maintained by the Fund or the transfer agent, designate Intermediary’s firm as the customer’s intermediary of record. No such fee payments will be payable to Intermediary with respect to Shares purchased by or through Intermediary and redeemed by the Fund within seven (7) business days after the date of confirmation of such purchase. Intermediary represents that Intermediary is eligible to receive any such payments made to Intermediary under the Plans.

4. Intermediary agrees that all activities conducted under this Agreement will be conducted in accordance with the Plans, as well as all applicable state and federal laws, including the 1940 Act, the Securities Exchange Act of 1934, the Securities Act of 1933 and any applicable rules of FINRA.

5. Upon request, on a quarterly basis, Intermediary shall furnish Distributor with a written report describing the amounts payable to Intermediary pursuant to this Agreement and the purpose for which such amounts were expended. Distributor shall provide quarterly reports to the Board of amounts expended pursuant to the Plans and the purposes for which such expenditures were made. Intermediary shall furnish Distributor with such other information as shall reasonably be requested by Distributor in connection with Distributor’s reports to the Board with respect to the fees paid to Intermediary pursuant to this Agreement.

6. This Agreement shall continue in effect until terminated in the manner prescribed below or as provided in the Plans [or in Rule 12b-1]. This Agreement may be terminated, without penalty, by either Party upon ten (10) days’ prior written notice to the other Party. In addition, this Agreement will be terminated upon a termination of the relevant Plan or the Selling Group Member Agreement, if the Fund closes to new investments, or if Distributor’s Distribution Agreement with the Fund terminates.

7. This Agreement may be amended by Distributor from time to time by the following procedure. Distributor will mail a copy of the amendment to Intermediary at Intermediary’s address shown below. If Intermediary does not object to the amendment within fifteen (15) days after its receipt, the amendment will become a part of this Agreement. Intermediary’s objection must be in writing and be received by Distributor within such fifteen (15) days.

8. This Agreement and all the rights and obligations of the Parties shall be governed by and construed under the laws of the State of Delaware, without regard to conflict of laws principles.

9. All notices and other communications shall be given as provided in the Selling Group Member Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first written above.

FORESIDE FINANCIAL SERVICES, LLC	[INTERMEDIARY NAME]

By:	By:
Name:	Name:
Title:	Title:

[Intermediary address]